                                   PAULA FINANCIAL
                                 300 N. Lake Avenue
                                      Suite 300
                              Pasadena, California 91101

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                                   April 23, 1997

                                     INTRODUCTION

    The following information is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of PAULA Financial (the "Company") to be held at The Pasadena Hilton Hotel, 150 South Los Robles Avenue, Pasadena, California 91101 at 10:00 a.m., California time, on Wednesday, April 23, 1997, and postponements and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

MATTERS TO BE CONSIDERED

The matters to be considered and voted upon at the Meeting will be:

    1. ELECTION OF DIRECTORS. To elect a Board of Directors of nine persons to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

    2. APPROVAL OF 1997 STOCK INCENTIVE PLAN. To approve and adopt the Company's proposed 1997 Stock Incentive Plan providing for the grant of stock options and other stock based awards to employees and non-employee directors and consultants to the Company.

    3. APPROVAL OF REINCORPORATION PROPOSAL. To approve a plan of
Reorganization and Agreement of Merger pursuant to which the Company will merge with and into a new wholly-owned Delaware subsidiary to be named "PAULA Financial" causing the Company to change its domicile from California to Delaware.

    4. OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

REVOCABILITY OF PROXIES

    A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either written instructions revoking it or a duly executed proxy bearing a later date. Written notice of the death of the person executing the proxy is tantamount to revocation. The proxy may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed proxy, received in time for the Meeting, will be voted by the proxy holders in accordance with the instructions on the proxy. If no instructions are specified, the shares represented by the proxy will be voted (i) "FOR" election of the nine nominees for director set forth herein, (ii) "FOR" the approval and adoption of the 1997 Stock Incentive Plan and (iii) "FOR" the approval and adoption of the Reincorporation Proposal. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Annual Meeting of Shareholders. If, however, any other matters properly are presented at the Meeting, the proxy will be voted in accordance with the best judgment and in the discretion of the proxy holders.

COSTS OF SOLICITATION OF PROXIES

    This proxy solicitation is made by the Board of Directors of the Company and the Company will bear the costs of solicitation. The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of proxies will also be borne by the Company. It is contemplated that proxies will be solicited through the mails, but directors, officers and regular employees of the Company may also solicit proxies personally or by telephone.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    1,084,356 shares of the Company's common stock, ("Common Stock") and 941,177 shares of the Company's Series A Preferred Stock, were issued and outstanding at the close of business on March 21, 1997 (the "Record Date"), which has been set as the record date for the purpose of determining shareholders entitled to notice of and to vote at the Meeting.

    Holders of the Common Stock and the Preferred Stock vote as a single class on all matters except the election of three of the nine directors of the Company and on certain other matters requiring a class vote as a matter of law. Holders of the Preferred Stock, voting as a separate class are entitled to elect three of the Company's directors. When the holders of the Common Stock and the Preferred Stock vote together as a single class (i) the holders of Common Stock are entitled to one vote per share for each share standing in his or her name on the books of the Company as of the Record Date and (ii) the holders of the Preferred Stock are entitled to the number of votes per share equal to the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock standing in its name on the books of the Company as of the Record Date. Each share of the Preferred Stock is currently convertible into one share of Common Stock. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to voting, of the shareholders intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

PRINCIPAL SHAREHOLDERS

    The Board of Directors knows of no person who beneficially owns more than five percent of the Company's Common Stock or Preferred Stock as of March 21, 1997, except as provided below.

                                             COMMON STOCK OWNED               PREFERRED STOCK OWNED
                                               BENEFICIALLY(1)                   BENEFICIALLY
                                          -----------------------------    -----------------------
NAME AND ADDRESS OF                       NUMBER OF          PERCENT OF    NUMBER OF    PERCENT OF
BENEFICIAL OWNER                           SHARES             CLASS         SHARES         CLASS
                                          ---------          ----------    --------     ----------
PAULA Financial & Subsidiaries             547,063             50.5%          --            --
Employee Stock Ownership Plan (2)

The Teig Family Limited
Partnership (3)                            177,677             16.4%          --            --
1974 Foothill Road
Minden, NV 89423

Jeffrey A. Snider                       230,000 (includes       17.9%         --            --
300 N. Lake Ave., Ste. 300              options to purchase
Pasadena, CA 91101                      200,000 shares)

Andrew M. Slavitt                       68,500 (includes        6.0%          --            --
300 N. Lake Ave., Ste. 300              options to purchase
Pasadena, CA 91101                      67,000 shares)

James A. Nicholson                      63,680 (includes        5.7%          --            --
300 N. Lake Ave., Ste. 300              options to purchase
Pasadena, CA 91101                      31,500 shares)

Barkley Charitable Remainder Unitrust        53,000             5.1%          --            --
155 South  "G" Street
Oxnard, CA 93030

Conning & Company                       498,040 (4) (5)         31.5%     498,040        50.0%
CityPlace II                            (includes warrants to
185 Asylum Street                       purchase 27,451
Hartford, CT 06103                      shares)

RFE Investment Partners IV, L.P.            235,294 (4)         17.8%     235,294        25.0%
36 Grove Street
New Canaan, CT 06840

Saugatuck Capitol Company                   235,294 (4)         17.8%     235,294        25.0%
One Canterbury Green
Stamford, CT 06901

-------------------
(Footnotes on following page).
(1) Such holder directly or indirectly has sole voting and investment power with respect to the shares listed. Does not include shares held in the PAULA Financial and Subsidiaries Employee Stock Ownership Plan (the "ESOP").

(2) Pursuant to the terms of the ESOP, shares of the ESOP are voted by the Trustee pursuant to instructions from the PAULA Financial and Subsidiaries Employee Stock Ownership Plan Administrative Committee. Participants have limited voting power concerning specified issues set forth in the ESOP with respect to the shares held in the ESOP.

(3) The Company has agreed to repurchase 132,098 of the shares held by the Partnership over the next year. On April 10, 1997, 66,049 of the 132,098 Shares are expected to be repurchased. In connection with such repurchase, the Partnership has granted the Company a proxy over these shares allowing the Company to vote these shares on all matters presented to the shareholders.

(4) Assumes that the Preferred Stock is converted into Common Stock. Each share of Preferred Stock is currently convertible into one share of Common Stock.

(5) Conning Insurance Capital Limited Partnership II is the owner of 110,588 shares of Preferred Stock, Conning Insurance Capital International Partners II is the owner of 124,706 shares of Preferred Stock, Conning Insurance Capital Limited Partnership III is the owner of 193,271 shares of Preferred Stock and Conning Insurance Capital International Partners III, L.P. is the owner 42,024 shares of Preferred Stock and Conning Corporation is the owner of warrants to purchase 27,451 shares of Common Stock. Each of the foregoing entities is an affiliate of Conning & Company.

                         NOMINATION AND ELECTION OF DIRECTORS

    The Company's directors are to be elected at each annual meeting of shareholders. At this Meeting, nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Six nominees will be elected by the holders of the Common Stock and the Preferred Stock voting together as a class and three nominees will be elected by the holders of the Preferred Stock voting separately as a class. The authorized number of directors of the Company is nine.

    The nominees for election as directors at this Meeting set forth in the table below are all recommended by the existing Board of Directors of the Company. All nominees were last elected as directors at the Annual Meeting of Shareholders held on April 25, 1996.

    In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

    The six nominees for director receiving the highest number of votes cast at the Annual Meeting by the holders of the Common Stock and Preferred Stock voting together as a class, and the three nominees for director receiving at least 51% of the votes which are possible to be cast at the meeting by the holders of the Preferred Stock voting separately as a class, will be elected as the Company's directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify.

    The nominees of the Board of Directors for election by the holders of the Common Stock and the Preferred Stock voting together as a class are as follows:


                                                                YEAR  FIRST
                       PRINCIPAL OCCUPATION FOR PAST            ELECTED AS     COMMON STOCK OWNED
NAME                   FIVE YEARS                               A DIRECTOR     BENEFICIALLY
-----------------      -----------------------------            ----------     -------------------------------
                                                                                                      PERCENT
                                                                               NUMBER                 OF CLASS
                                                                               ---------              --------
Jeffrey A. Snider      Chairman/President/CEO 12/94-              1992        230,000                 17.9%
                       present                                                (including options to
                       PAULA Financial and all subsidiaries                   purchase 200,000
                                                                              shares)

                       PAULA Insurance Company
                       PAULA Assurance Company
                       President/CEO 12/93 - 12/94

                       Executive V.P./Chief Operations Officer
                       Habitat for Humanity International
                       Americus, Georgia
                       1988 - 12/93

                       President/CEO
                       PAULA Financial and Subsidiaries
                       1984-1988

Andrew M. Slavitt      COO 11/95 to present                       1995        68,500 (including        6.0%
                       Sr. V.P. 7/95 to 11/95                                 options to purchase
                                                                              67,000 shares)
                       Associate McKinsey & Company
                       10/93 - 7/95

James A. Nicholson     Sr. V.P./CFO 4/88 - present                1986        63,680 (including        5.7%
                       PAULA Financial and all subsidiaries                   options to purchase
                                                                              31,500 shares)

Bradley K. Serwin      General Counsel/Corporate Secretary        1995        29,500 (including        2.7%
                       3/95 - present                                         options to purchase
                                                                              28,500 shares)
                       Attorney
                       Gibson, Dunn & Crutcher
                       1986 - 3/95

Jerry M. Miller        Adjunct Instructor,                        1992        8,500 (including          *
                       University of Oregon                                   options to purchase
                       Eugene, Oregon                                         7,500 shares)
                       1991 - 1994 (retired)

                       Certified Public Account (CPA)
                       Audit Partner (retired)
                       KPMG Peat Marwick
                       1961 - 1991



                                                                YEAR  FIRST
                       PRINCIPAL OCCUPATION FOR PAST            ELECTED AS     COMMON STOCK OWNED
NAME                   FIVE YEARS                               A DIRECTOR     BENEFICIALLY
-----------------      -----------------------------            ----------     -------------------------------
                                                                                                      PERCENT
                                                                               NUMBER                 OF CLASS
                                                                               ---------              --------

Ronald W. Waisner      Regional Vice President                    1992        7,500                       *
                       Continental Insurance Company                          (consisting of options
                       1959 - 1991 (retired)                                  to purchase 7,500
                                                                              shares)

-----------------
*Less than 1%.

   The nominees of the Board of Directors for election by the holders of the Preferred Stock voting separately as a class are as follows:

John B. Clinton        Senior Vice President                      1994        2,000 (consisting of         *
                       Conning & Company                                      options to purchase
                       2/92 - present                                         2,000 shares)

                       CFO, KCP Holding Company and
                       National American Insurance Company
                       of California
                       1987 - 12/91

Gerard Vecchio         Vice President                             1994        2,000 (consisting of          *
                       Conning & Company                                      options to purchase
                       10/92 - present                                        2,000 shares)

                       Vice President
                       Firemark, Inc.
                       01/92 - 10/92

                       Senior Associate
                       Nesbitt Thomson Securities, Inc.
                       1987 - 12/91

O. Stevenson           Managing Director                          1994        2,000 (consisting of          *
 Crihfield             Saugatuck Capital Company                              options to purchase
                       1986 - present                                         2,000 shares)

-----------------
*Less than 1%


    As of March 21, 1997, directors and executive officers of the Company as a group (9 persons) beneficially owned 413,680 shares (including options to purchase 348,000 shares) constituting approximately 28.9% of the Company's outstanding Common Stock. None of the nominees for director or any executive officer beneficially owns shares of the Preferred Stock.

                          APPROVAL OF 1997 STOCK INCENTIVE PLAN

GENERAL

    The Board of Directors of the Company has adopted the 1997 Stock Incentive Plan (the "1997 Plan") pursuant to which officers, directors, key non-employee consultants and employees of the Company are eligible to receive options to purchase Common Stock and other stock-based awards. The following is a description of the material features of the 1997 Plan. The term "employees" in the following discussion is used to refer to officers and directors, consultants and other employees of the Company.

    The purpose of the 1997 Plan is to enable the Company to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors and consultants, to attract such persons and further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interests in the Company. Designated employees of the Company will be eligible to be considered for the grant of awards under the 1997 Plan.

    The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1997 Plan is 100,000 (subject to adjustments to prevent dilution).

    The 1997 Plan will be administered by the Executive Compensation Committee of the Board of Directors of the Company (the "Committee), each member of which is a non-employee director of the Company. The Committee consists of three directors of the Company. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the 1997 Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Company of specified performance criteria. The expenses of administering the 1997 Plan will be borne by the Company.

    The 1997 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative.

    An award granted under the 1997 Plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Options granted to non-employee directors and consultants must be exercised within 90 days after the grantee ceases to be a director of the Company except by reason of death, total disability or retirement in accordance with the Company's retirement policy, in which event such period is extended to one year. Any stock option granted to any employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited. Awards to non-employee directors and consultants may be only non-qualified stock options.

    An award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto and/or pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option granted to an employee permits the employee to pay for the shares issuable pursuant thereto with previously owned shares, the employee would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

    Pursuant to Section 16(b) of the Securities Exchange Act of 1934, directors, certain officers and 10% stockholders of companies whose securities are publicly-held are generally liable to such companies for repayment of any "short-swing" profits realized from any nonexempt purchase and sale of common stock and derivative securities occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for
Section 16(b) purposes. The 1997 Plan is designed to comply with Rule 16b-3.

    The 1997 Plan will become effective as of March 10, 1997, the date of its adoption by the Board of Directors. Awards may not be granted under the 1997 Plan after the tenth anniversary of the 1997 Plan. Although any award that was duly granted on or prior to such date may thereafter by exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 1997 Plan by the Board of Directors.

    Subject to limitations imposed by law, the Board of Directors of the Company may amend or terminate the 1997 Plan at any time and in any matter. However, no such amendment or termination may deprive the recipient of any award previously granted under the 1997 Plan or any rights thereunder without his consent.

VOTE REQUIRED FOR APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

    Approval of the 1997 Stock Incentive Plan will require the affirmative vote of a majority of (i) the shares of the Company's Common Stock and the Preferred Stock, voting together as a class, and (ii) the shares of the Company's Preferred Stock, voting separately as a class, in each case represented and voted at the Meeting whether in person or by proxy.

    The form of the 1997 Stock Incentive Plan is attached hereto as Appendix A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 STOCK INCENTIVE PLAN. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN UNLESS OTHERWISE INSTRUCTED.

                         APPROVAL OF REINCORPORATION PROPOSAL

GENERAL

    PAULA Financial, the existing California domiciled company (the "California Company") proposes to reincorporate in the State of Delaware under the same name. If this Reincorporation Proposal is approved, the California Company will form a new wholly-owned subsidiary under the laws of the State of Delaware (the "Delaware Company") organized solely for purposes of effecting a merger with the California Company (the "Merger"). As a result of the Merger, the California Company will be merged into the Delaware Company, the California Company will disappear, and the Delaware Company will be the surviving entity and the holding company for each of the California Company's existing subsidiaries. No changes to any of the existing subsidiaries will occur as a result of the Merger. When the domicile of the enterprise is not important to the discussion, the enterprise will be referred to in the discussion that follows as the "Company" rather than as the California Company or the Delaware Company.

    The Reincorporation Proposal includes the proposed Merger, the adoption of the proposed Certificate of Incorporation and Bylaws of the Delaware Company discussed below and, among other things, the adoption through the Merger of the California Company's existing Stock Incentive Plans and Series A Preferred Stock by the Delaware Company.

    The Reincorporation Proposal specifically provides the Company's Board of Directors with the right to abandon the consummation of the Reincorporation Proposal if it concludes that doing so is in the best interests of the Company and its shareholders. It also specifically provides that the consummation of the Reincorporation Proposal is conditioned on receipt of all requisite California Department of Insurance approvals to the transaction.

    The reincorporation in Delaware will cause the Company's shareholders to be stockholders of a company with a different legal domicile and will effect certain other changes of a legal nature, the most significant of which are described in this Proxy Statement. However, the proposed reincorporation will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or net worth of the Company (other than due to the costs of the transaction). Although the Certificate of Incorporation of the Delaware Company will permit the Board of Directors to change the authorized number of directors from time to time, initially the authorized number of directors will remain at nine and the composition of the Company's Board of Directors will remain composed of those persons elected as directors of the Company at the Annual Meeting. If the Reincorporation Proposal is approved and the Merger consummated, however, such directors will be assigned to one of three classes and will serve initial terms of either one, two or three years, depending on their class.

    Upon the consummation of the Merger, shareholders of the California Company will become stockholders of the Delaware Company and will receive one share of Common Stock or Preferred Stock of the Delaware Company in exchange for each share of Common Stock or Preferred Stock of the California Company held by them, respectively. As a result of the Merger, the Company's shareholders rights will become subject to the Certificate of Incorporation and Bylaws of the Delaware Company, which will be substantially in the forms of Appendices C and D hereto.

    The Reincorporation Proposal provides that the Merger is subject to the approval of the California Department of Insurance which must approve the change of control of the Company's two insurance company subsidiaries. The change of control is expected to be approved because only the domicile of the owner of the two companies will change as a result of the Merger.

REASONS FOR REINCORPORATION IN DELAWARE

    By reincorporating in the State of Delaware, the Company will be able to avail itself of that state's practice of developing and implementing flexible corporation laws that are conducive to the operations needs and independence of corporations domiciled in that state.

REDUCED VULNERABILITY TO TAKEOVERS

    If the Reincorporation Proposal is adopted and implemented, the Company's Certificate of Incorporation and Bylaws would include various features intended to render more difficult certain unsolicited or hostile attempts to take over the Company. Although these features are intended to ensure that stockholders of the Company receive a fair price for their shares by encouraging any person who might seek to acquire control of the Company first to consult with the Company's Board of Directors and to negotiate the terms of any tender offer or proposed business combination, they may also discourage hostile takeover attempts or tender offers for control of the Company that might be approved by many or even a majority of the Company's Stockholders.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of (i) the number of shares of the Company's Common Stock and Preferred Stock, voting together as a class, and (ii) the number of shares of the Company's Preferred Stock, voting separately as a class, in each case outstanding on the Record Date, is required to approve the Reincorporation Proposal.

FEDERAL INCOME TAX CONSEQUENCES

    The Merger is intended to be a tax-free reorganization under the internal Revenue Code of 1986, as amended. Assuming the Merger qualifies as a reorganization, no gain or loss will be recognized to the holders of Common or Preferred Stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the

California Company or the Delaware Company. Each former holder of Common or Preferred Stock of the California Company will have the same basis in the stock of the Delaware Company received by such holder pursuant to the Merger as such holder has in the Common or Preferred Stock, respectively, of the California Company held by such holder at the time of consummation of the Merger. Each shareholder's holding period with respect to the Delaware Company's stock will include the period during which such holder held the corresponding stock of the California Company, provided the latter was held by such holder as a capital asset at the time of consummation of the Merger. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Merger.

    THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX
CONSEQUENCES. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILlTY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

DISSENTERS' RIGHTS OF APPRAISAL

    Dissenters' rights are not available to shareholders of the California Company with respect to the Merger.

EXCHANGE OF CERTIFICATES

    After the Merger, each outstanding certificate representing a share or shares of the California Company Common Stock and Preferred Stock will continue to represent the same number of shares of the Delaware Company. It will not be necessary for shareholders of the California Company to exchange their existing stock certificates for stock certificates of the Delaware Company.

GOVERNANCE ISSUES

    The Certificate of Incorporation and Bylaws of the Delaware Company include various features (the "Antitakeover Provisions") intended to render more difficult certain unsolicited or hostile attempts to take over the Company. The Board believes that such attempts would disrupt the Company, divert the attention of the Company's directors, officers and employees and adversely affect the Company's operations. These features include, among other things, the establishment of a classified Board of Directors with staggered terms of office and limitations on the rights of stockholders to call special stockholders' meetings or to act by written consent. These matters are described more fully below and in Appendices C and D hereto.

    Approval of the Reincorporation Proposal would continue to afford the directors of the California Company, all of whom would become directors of the Delaware Company, the protection against certain liability for monetary damages arising out of certain breaches of their fiduciary duties as directors which are correctly provided to them as under the California

Company's Charter documents. The Certificate of Incorporation of the Delaware Company contains an increase in the authorized capital of the Company as compared to the California Company. The California Company currently has 10,000,000 authorized common shares. The Delaware Company will have 15,000,000 authorized common shares. The authorized number of preferred shares will not change from the current authorization of 5,000,000 shares. After approval of the Reincorporation Proposal, the Board of Directors, without further stockholder approval, will continue to have the authority to issue additional authorized shares of Common Stock, from time to time, at prices the Board deems appropriate and to issue such series and classes of Preferred Stock with such terms (including dividend and interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters) as the Board deems appropriate. Such provisions will allow the Company the flexibility to sell Common Stock, securities convertible into Common Stock and Preferred Stock to finance operations and future expansion of director liability. The Delaware authorized capitalization, together with the Antitakeover Provisions are hereinafter referred to as the "Charter Provisions." THE REINCORPORATION PROPOSAL AND THE PROPOSED ANTITAKEOVER PROVISIONS CONSTITUTE ONE PROPOSAL FOR SHAREHOLDER APPROVAL. A VOTE FOR THE REINCORPORATION PROPOSAL WILL THEREFORE ALSO CONSTITUTE A VOTE FOR THE MERGER AGREEMENT AND ALL OF THE CHARTER PROVISIONS.

    After the Merger, each outstanding certificate representing a share or shares of the California Company's Common Stock will continue to represent the same number of shares of the Delaware Company. THUS, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE CALIFORNIA COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE DELAWARE COMPANY. A par value of $.01 has been established for shares of the Delaware Company Common Stock for the purpose of reducing certain filing fees in the State of Delaware. The proposed Antitakeover Provisions are permitted under Delaware law.

    It is possible, of course, that the reincorporation transaction and the adoption of the Antitakeover Provisions will somewhat discourage hostile takeover attempts or tender offers for control of the Company that might be approved by many, or indeed by a majority, of the Company's stockholders.

BOARD OF DIRECTORS RECOMMENDATION

    The proposed reincorporation transaction and the adoption of the Charter Provisions were unanimously approved by the Company's Board of Directors at its meeting held on March 10, 1997.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE
REINCORPORATION PROPOSAL. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE APPROVAL OF THE REINCORPORATION PROPOSAL UNLESS OTHERWISE INDICATED

    The discussion contained herein is qualified in its entirety by, and should be read in conjunction with, the Merger Agreement, the Certificate of Incorporation and the Bylaws of the Delaware Company, copies of which are attached hereto as Appendices B, C and D, respectively.

DELAWARE CORPORATION LAW

    The State of Delaware has long been the leader in adopting, construing and implementing comprehensive, flexible corporation laws that are conducive to the operational needs and independence of corporations domiciled in that state. The corporation law of Delaware is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs.

    Furthermore, many of the Charter Provisions, including the institution of a classified Board of Directors, the restrictions to the right of stockholders to call special meetings of stockholders and the granting of authority to the Board of Directors, without stockholder approval, to establish and change the authorized number of directors are permitted under Delaware law, but are not permitted under California law.

    1. REDUCED VULNERABILITY TO TAKEOVERS. The Reincorporation Proposal, including the Antitakeover Provisions, is intended to reduce the Company's vulnerability to unsolicited or hostile attempts to obtain control of the Company and to increase the likelihood that stockholders will receive a fair price for their shares in transactions relating to such attempts. The Board of Directors does not know of any pending or contemplated attempt by any outsider to acquire control of the Company, but is aware that other companies and their shareholders have been subjected to various tactics that would be contrary to the best interests of the Company and its shareholders.

    The suddenness of a tender or exchange offer or other hostile attempt to acquire control of the Company may often deprive the shareholders of an adequate opportunity to evaluate the merits of the proposed transaction. Shareholders may be tempted or encouraged to act hastily without adequate evaluation of available alternatives that may maximize the value of their investments. Forming a considered judgment with respect to such a proposal requires, among other things, an assessment of its fairness, an analysis of its tax implications for shareholders and the corporation, and consideration of the impact of the transaction on the corporation, its shareholders, employees and others. Takeover bids that have not been approved by the Board of Directors may be timed to take advantage of temporarily depressed stock prices or designed to foreclose or minimize the possibility of more favorable competing bids. It must be noted, of course, that shareholders could still be subject to similar problems, uncertainties and time pressures with respect to such a proposal approved by the Board of Directors, but the Board believes such problems are more likely to be alleviated if such a proposal is first reviewed and evaluated by the Board of Directors.

    The Antitakeover Provisions are designed to encourage any person who might seek to acquire control of the Company first to consult with the Company's Board of Directors and to negotiate the terms of any tender offer or proposed business combination. The Board believes that, for the protection of the Company's stockholders, any proposed acquisition of control of the Company, and any proposed business combination in which the Company might be involved, should be thoroughly studied by the Company's Board of Directors to assure that such transaction would be in the best interests of the Company and its stockholders and that all of the Company's stockholders be treated fairly.

    As noted above, the Reincorporation Proposal, including the adoption of the Antitakeover Provisions, is not being proposed in response to any present attempt known to the Board of Directors to acquire control of the Company, to obtain representation on the Company's Board of Directors or to take significant corporate action. Rather, the Board of Directors believes that the Reincorporation Proposal and the Antitakeover Provisions are prudent and in the best interests of the Company and its shareholders and should be adopted for their protection. The Board further believes that it is appropriate to adopt the proposed Antitakeover Provisions at a time when no such transaction is pending or known by the Board to be contemplated, since their existence would reduce the likelihood of an unsolicited or hostile attempt to acquire control of the Company in an unfair or inequitable manner and thus reduce the likelihood that the Company would be required to incur significant expense and be subject to substantial disruption in connection with such an attempt.

    The Board of Directors does not have any current plans to propose amendments to the Company's charter documents that may have "antitakeover" implications, other than as described in this Proxy Statement. The Articles of Incorporation and Bylaws of the Company do not currently contain provisions intended by the Company to have "antitakeover" effects.

    2. POSSIBLE DISADVANTAGES. To the extent the Reincorporation Proposal is effective in discouraging any takeover attempts, it will be to the advantage of stockholders only to the extent any enhanced power of the Board of Directors is utilized wisely and for the benefit of all stockholders. In addition, because tender offers are often made at a substantial premium above market price stockholders might not be afforded the opportunity to sell their shares at such premium prices if the proposed Antitakeover Provisions should discourage such tender offers. The proposed Antitakeover Provisions could also delay or frustrate the assumption of control by a holder of a large block of the Company's shares or a change in the composition of the incumbent Board of Directors, even if many stockholders considered such actions to be beneficial. Furthermore, adoption of the Antitakeover Provisions will not necessarily ensure or guarantee that stockholders will receive a price for their shares in connection with an acquisition of control of the Company that reflects the value of such shares, or that the price received will be fair or equitable, although in the opinion of the Board of Directors the likelihood that the price will reflect such value and be fair and equitable will be increased by adoption of the Antitakeover Provisions.

    The institution of a classified Board of Directors makes it more difficult for stockholders who do not approve of the policies of the Board to elect a majority of the members. In addition, the three-year term for incumbent directors may make directors less responsive to the desires of individual stockholders.

SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION AND BYLAWS OF THE CALIFORNIA COMPANY AND THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE DELAWARE COMPANY

    The Certificate of Incorporation and Bylaws the of the Delaware Company will differ from the Articles of Incorporation and Bylaws of the California Company in the principal respects described below.

    1. CLASSIFIED BOARD OF DIRECTORS, REMOVAL OF DIRECTORS AND RELATED MATTERS. At present, all directors of the Company are elected annually to one-year terms. Upon the effectiveness of the Merger, the directors of the California Company will be the directors of the Delaware Company to serve as such as classified herein until their terms have expired and successors have been elected. Article III of the Bylaws of the Delaware Company provides that the Board of Directors will be divided into three classes, each class to consist as nearly as possible of one-third of the directors. The term of office of the Class I directors will expire at the 1998 annual meeting of stockholders, the term of the Class II directors will expire at the 1999 annual meeting, and the term of the Class III directors will expire at the 2000 annual meeting. At each annual meeting beginning with the 1998 annual meeting, only one class of directors will be elected, and they will serve for a three-year term and until their successors are elected. Thus, the regular term of only one class of directors will expire each year and each director will stand for election only once in each three-year period. If the Reincorporation Proposal is approved, the nominees for election as directors of the Company at the Annual Meeting will be assigned to one of the three classes of directors of the Delaware Company as set forth below:

                 Class I        Bradley K. Serwin
                                Gerard Vecchio
                                Ronald Waisner

                 Class II       James A. Nicholson
                                O. Stevenson Crihfield
                                Jerry Miller

                 Class III      John B. Clinton
                                Jeffrey A. Snider
                                Andrew M. Slavitt

    The Delaware General Corporation Law provides that once the Board is classified, directors of the Delaware Company may be removed only for cause by the affirmative vote of holders of a majority of the shares entitled to vote generally in the election of directors (the "Voting Stock"). Thus this provision will prevent the removal of a director in mid-term by other stockholders unless cause exists and the removal is approved by the holders of a majority of the Voting Stock. This provision is expected to enable and encourage qualified persons to serve as directors without concern for.possible arbitrary removal without cause. Subject to the rights of the holders of the Company's Preferred Stock, directors of the California Company can be removed with or without cause by a shareholder vote, but only if the number of shares voted against removal or not voted would be insufficient to elect the director with cumulative voting. Directors of the California Company may be removed by the Board, upon declaration of the vacancy of the office of a director declared of unsound mind by an order of court or convicted of a felony. "Cause" is not defined in the Delaware statute.

    The California Company's Bylaws provide that the number of directors will be not less than five nor more than nine, with the exact number of authorized directors to be fixed in within that range, from time to time, by the Board of Directors. Under the California Company's Bylaws, the range of authorized directors can only be changed with shareholder approval, while Article III of the Delaware Company's Bylaws provides that the number of directors that shall constitute the whole Board shall be as specified by the Board of Directors. The Bylaws of the Delaware Company provide that the initial number of directors of the Company shall be nine, the same as the number currently authorized to serve on the California Company's Board.

    Section 3.6 of the Bylaws of the Company provides that, subject to the rights of the holders of the Company's Preferred Stock, a vacancy on the Board of Directors, whether such vacancy results from death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, even though less than a quorum, or by a sole remaining director.

    2. RESTRICTIONS ON SHAREHOLDERS' POWER TO CALL SPECIAL SHAREHOLDERS MEETINGS AND RIGHT TO ACT WITHOUT A MEETING. Under California law and the Bylaws of the California Company, a special meeting of shareholders may be called by the holders of [10%] or more of the Voting Stock of the California Company and this right may not be removed by the Articles of Incorporation or the Bylaws. Under Deleware law, a special meeting of stockholders may be called only by the board of directors or by any other person authorized to do so in the Company's Certificate of Incorporation or Bylaws. Section 2.03 of the Bylaws of the Delaware Company provides that a special meeting of stockholders may be called only by a majority of the members of the Board of Directors, the Chairman of the Board, the President or the holders of not less than 20% of the Company's Voting Stock. The principal effect of this Bylaw would be to prevent smaller stockholders from forcing a special meeting to consider a proposal opposed by the Board of Directors.

    Article XI of the Certificate of Incorporation of the Delaware Company provides that any action taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders and may not be taken by written consent unless the Board of Directors unanimously agrees to permit such an action by written consent.

    Thus, by operation of Section 2.03 and Article XI of the Bylaws and Certificate of Incorporation of the Delaware Company, respectively, proposals that currently could be brought before the California Company's shareholders at a special meeting called by the holders of 10% or more of the California Company's Common Stock, or that currently could be acted upon by the written consent of shareholders, could only be considered by the stockholders of the Delaware Company at the next annual stockholders' meeting (or at a special meeting of stockholders called by the Board of Directors, the Company's senior management or significant shareholders) and then only if certain procedural requirements mandated by law and by the Certificate of Incorporation (as described below) are fulfilled unless the Board unanimously agrees to action by written consent.

    It is possible that Section 2.03 and Article XI could delay stockholder action or acquisition attempts favored by the holders of a majority of the outstanding shares. The Board of Directors proposes the restriction of shareholder action by written consent, however, because it believes that except for certain ministerial changes unanimously approved by the Board of Directors all shareholders should have an opportunity to participate in any action requiring shareholder approval.

    3. PROCEDURES FOR SHAREHOLDER NOMINATIONS AND PROPOSALS. Section 2.09 of the Bylaws of the Delaware Company sets forth the procedures that a stockholder must follow in order to nominate any person for election to the Board of Directors or to bring any business before an annual meeting of stockholders. No such procedural requirements exist for shareholders of the California Company.

    Section 2.09 of the Bylaws of the Company provides that, for business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Company not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors; PROVIDED, HOWEVER, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent.to make such nomination has been given to the Secretary of the Company not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Section 2.09(B) of the Bylaws of the Delaware Company provide that a stockholder's notice with respect to the nomination of candidates for election to the Board of Directors. must set forth certain information more fully described in that Section. See Appendix C to this Proxy Statement.

    The procedures set forth in Section 2.09 of the Bylaws prohibit last-minute attempts by any stockholder to nominate a director or present a business proposal at an annual stockholders' meeting, even if such a nomination or proposal might be desired by a majority of the stockholders. These procedures will enable the Board of Directors of the Company to be informed in advance of nominations or proposals (including any that may be made by a person seeking to acquire the Company) to be presented at meetings of stockholders in order to prepare informed and reasoned positions with respect to such nominations and proposals. These procedures would also eliminate the element of surprise that a person seeking to acquire the Company might otherwise use to advantage in making a stockholder proposal.
Section 2.09 of the Bylaws does not require the inclusion of any information about any such nominee or proposal in any proxy statement distributed by, at the direction of or on behalf of the Board of Directors, except as required to be included pursuant to federal securities laws.

    4. AMENDMENT OF CERTAIN CHARTER AND BYLAW PROVISIONS. Subject to the rights of the holders of the Company's Preferred Stock, the Articles of Incorporation of the California Company may be amended with the approval of a majority of the directors present at a meeting at which a quorum is present and by the affirmative vote of the holders of a majority of the California Company's Common Stock. Subject to the rights of the holders of the Company's Preferred Stock, the Bylaws of the California Company may be amended either by a majority of the directors or the holders of the California Company's Common Stock. Article XII of the Certificate of Incorporation of the Delaware Company provides that any alteration, amendment, repeal or rescission (any "Change") of any provision contained in the Certificate of Incorporation or substantially all of the substantive provisions of the Delaware Company's Bylaws described above other than a proposed Change that relates to Article I
(Name) Article II (registered office in Delaware) or Article V(name and address of incorporator) must be approved by a majority of the Board of Directors and the affirmative vote of the holders of not less than 66 2/3% of the shares of Voting Stock then outstanding.

    5. CUMULATIVE VOTING. Adoption of the Certificate of Incorporation of the Delaware Company will eliminate cumulative voting in connection with the election of directors. Cumulative voting rights in the election of directors entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute such votes on the same principal among two or more nominees, as the stockholder sees fit. California law requires cumulative voting in the election of directors upon notice given by a shareholder at a shareholders meeting. Cumulative voting for directors may enable the holders of a significant number of the outstanding shares, but less than a majority, to elect one or more directors at any election. The elimination of cumulative voting may delay the attainment of representation on the Board of Directors of the Company by a shareholder as part of a hostile takeover attempt.

    6. AUTHORIZED SHARES OF STOCK. The authorized and outstanding shares of the capital stock of the California and Delaware Companies will be identical except that the number of authorized shares of Common Stock will increase from 10,000,000 to 15,000,000 and the Delaware Company's shares will carry a par value of $.01 per share and the California Company shares carry no par value.

    7. EMPLOYEE BENEFIT PLANS. As a result of the Merger, each option or other right to purchase or otherwise acquire shares of Common Stock under the Company's 1994 Stock Incentive Plan and 1997 Stock Incentive Plan, will be converted into an option or right to purchase or acquire the same number of shares of the Delaware Company's Common Stock on the same terms and conditions in effect immediately prior to the Merger. Each share of the California Company's Common Stock currently held under such plan, or underlying such option or right, will be converted into one share of the Company's Delaware Common Stock. The Delaware Company will deliver the same number of shares of its Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as set forth in each of those plans.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND
DELAWARE

    The corporation laws of California and Delaware differ in a number of respects, some of which are discussed above. It is impractical to summarize all of the differences in this Proxy Statement, but significant differences, not elsewhere discussed, between the corporation laws of California and Delaware that could materially affect the rights of shareholders of Enterprises, as compared to such persons as stockholders of the Company, are as follows:

    1. REMOVAL OF DIRECTORS. Under California law, a director may be removed without cause by shareholder vote, provided that the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules. Under California law, a director may be removed for cause only
(i) by order of a court, sought by shareholders holding at least 10% of the outstanding shares of any class, if a director commits fraudulent or dishonest acts or gross abuse of authority or discretion or (ii) by the Board, if a director has been declared of unsound mind by order of court or has been convicted of a felony. Under Delaware law, a director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Since there is no controlling definition of "cause" under Delaware law, the resolution of any dispute as to what constitutes "cause" may become a matter for determination by the courts. The Certificate of Incorporation of the Delaware Company provides for a classified Board. Accordingly, a director of the Delaware Company may be removed only for cause and only with the affirmative vote of holders of a majority of the Voting Stock

    2. SHAREHOLDER VOTING IN CERTAIN TRANSACTIONS. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets unless such a sale is in the ordinary course of business.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. Should the Company authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of Company Common Stock on proposals not adversely affecting Company Common Stock. In such event the holders of Company Common Stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

   California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

   California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision and the stockholders of the Company might, therefore, be deprived of an opportunity to consider such other proposal.

   3. BUSINESS COMBINATIONS. Delaware law prohibits for three years certain business combinations between a Delaware corporation and an interested stockholder, defined as a stockholder that owns 15 percent or more of a corporation's voting stock. Business combinations covered by the Delaware law include mergers and consolidations, sales, leases, and exchanges of 10 percent or more of a corporation's assets, issuances of stock in a corporation or its majority-owned subsidiaries, transactions (such as a reverse stock split) that increase the interested stockholder's percentage ownership in the corporation, and conferring of financial benefits such loans, advances and guarantees.


   Business combinations with interested stockholders are excluded from the three year prohibition if: (i) they are approved by the Board before the other party to a business combination becomes an interested stockholder; (ii) the acquiror, upon consummation of the transaction that makes it an interested stockholder, holds at least 85 percent of the corporation's voting stock that was outstanding when the transaction began (not including voting shares owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote); or (iii) the transaction is approved by the Board and a two-thirds vote of the voting shares not owned by the interested stockholder.


   If a corporation, with the support of a majority of those directors who were serving as directors before any person became an interested stockholder during the previous three years, proposes a merger or sale of at least 50% of the corporation's assets or supports or does not oppose a tender offer for at least 50% of such corporation's voting stock, all interested stockholders will be released from the three year prohibition and may compete with the corporation-sponsored transaction.

To be covered by the Delaware business combination law, a corporation must have a class of voting stock (i) listed on a national securities exchange,
(ii) authorized for quotation
on the NASDAQ Stock Market, or (iii) held of record by more than 2,000 stockholders. The Delaware law permits a corporation meeting the coverage requirements to opt out of coverage and a corporation not meeting the requirements to opt in to coverage by a provision in such corporation's certificate of incorporation. The Company does not meet the threshold requirements for coverage set forth above, and the Delaware Company's Certificate of Incorporation does not have a provision opting in or out of the law. Accordingly, the Delaware Company will not be covered by the law upon consummation of the Merger, but will be covered in the future upon any class of its voting stock becoming listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market, or held of record by more than 2,000 stockholders. There is no similar provision in California law.

    4. DISSENTERS' RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to receive cash equal to the fair market value of the shares held by such shareholder (as determined by a court of competent jurisdiction or by agreement of the shareholder and the corporation) in lieu of the consideration such shareholder would otherwise receive in the transaction. The laws of California and Delaware differ with respect to the circumstances under which dissenters' rights of appraisal are available. Delaware law does not require dissenters' rights with respect to (a) a sale-of-assets, (b) a merger by a corporation, if the shares of which are either listed on a national securities exchange or widely-held (by more than 2,000 shareholders of record) or if stockholders receive shares of the surviving corporation or of a listed or widely-held corporation, or (c) a merger in which the corporation is the surviving corporation, provided that no vote of its stockholders is required to approve the merger.

    California law does, in general, afford dissenters' rights in a sale-of-assets reorganization, and the exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. For example, in the case of a corporation whose shares are listed on a national securities exchange, dissenters' rights would nevertheless be available in certain transactions for any shares with respect to which there are certain restrictions on transfer and for any class with respect to which 5% or more of such class claims dissenters' rights. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Shareholders of the California Company will not be entitled to dissenters' rights in connection with the Reincorporation Proposal.

    5. LOANS TO OFFICERS. Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist, its officers or other employees and those of its subsidiaries when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. Under California law, a corporation may only make such a loan to, or guarantee for the benefit of, officers if such loan or guarantee is approved by a majority of the corporation's shareholders or, for a corporation with 100 or more shareholders of record, by its board of directors pursuant to a shareholder-approved bylaw. The California Company currently does not have such a bylaw.

    6. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Both California and Delaware law state expressly that the indemnification provided for therein shall not be deemed exclusive of any other rights under any other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise and provide that expenses may be advanced to officers and directors in a specific case upon receipt of an undertaking to repay such amount if it is ultimately determined that such indemnified party is not entitled to be indemnified. In addition, California and Delaware permit the determination as to whether an officer or director has met the applicable standard of conduct to be made in certain circumstances by independent legal counsel. California law permits indemnification of officers and directors to an extent which is generally coextensive with that permitted under the Delaware law. In the event the Reincorporation Proposal is approved, the Company will be required to indemnify any director or officer to the full extent authorized or permitted by the Delaware law (as now or hereafter in effect) and may indemnify any employee or agent in a similar manner. The Company's Bylaws currently provide that the Company will indemnify any person who is or was an agent of the Company to the full extent permitted by law.

    7. PERSONAL LIABILITY OF DIRECTORS In 1986, the Delaware legislature enacted amendments to the Delaware law to permit Delaware corporations to provide directors additional protection from personal liability. To implement such added protection, shareholders must approve the Reincorporation Proposal, which will also constitute approval of the Delaware Company's Certificate of Incorporation. Article VIII of the Delaware Company's Certificate of Incorporation gives effect to the amendments to Delaware law and is intended to give to the Company's directors the full protection against personal liability that is permitted under the amended law.

    Delaware law provides that the Board of Directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the law holds directors to fiduciary duties of care and loyalty to the corporation and its stockholders. The Delaware Supreme Court has held that the duty of care requires the exercise of an informed business judgment. An informed business judgment means that directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care in some circumstances requires a finding by a court that the directors were grossly negligent. Adoption of the Delaware Company's Certificate of Incorporation would not change the standard of care required of directors. However, as authorized by statute, the Company's Certificate of Incorporation would eliminate the monetary liability of each director of the Company for breach of his or her fiduciary duties, subject to the exceptions set forth in Delaware law. If the Reincorporation Proposal is adopted, a stockholder will be able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase. Stockholders will surrender any cause of action for "negligence" or "gross negligence" in satisfying the duty of care, including negligence or gross negligent conduct in the context of a takeover proposal of the Company.

    Directors also have a duty of loyalty to the corporation and its stockholders. The duty of loyalty requires that, in making a business decision, directors act in good faith and in the honest belief that the action taken was in the best interests of the corporation. The Delaware Company's Certificate of Incorporation would not insulate directors of the Company from liability for breach of their duty of loyalty, nor would it limit the liability of directors for claims arising under the federal securities laws. The Company's Certificate of Incorporation would not limit or eliminate the right of the Company or any stockholder to seek an injunction or other non-monetary relief in the event of a breach of a director's duty of care, although, in certain situations equitable remedies may not be as effective as monetary damages, and third parties, such as creditors of the Company, will not be precluded by such provision from pursuing any claims they might have. The Company is not aware of any prior or pending litigation that would have been or would be impacted by Article VIII of the Company's Certificate of Incorporation.

    The Company's Articles of Incorporation and Bylaws currently permit indemnification of agents of the Company, including directors and officers, to the fullest extent permitted by California law. Adoption of the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such action, if successful, might otherwise have benefited the Company and its stockholders.

    The Company's primary purpose for eliminating liability of directors for certain breaches of fiduciary duty is to provide directors with the greatest protection possible for personal liability while still insuring that directors' actions are taken in the best interests of the Company and its stockholders. The Board agrees with the Delaware legislature that a proper balance is achieved by preserving only the bases for directors' liability discussed above, including the directors' fiduciary duty of loyalty to the Company. This balance allows directors to act in the best interests of the Company without undue fear of financial penalties wholly disproportionate to their remuneration for services as directors, while still preserving proper disincentives for actions not taken in the best interests of the Company and its stockholders. In considering the recommendation of the Board of Directors that Article VIII be included in the Company's Certificate of Incorporation as part of the Reincorporation Proposal, it should be noted that because the directors of the Company have a personal interest in seeing the adoption of Article VIII at the potential expense of stockholders, there may be an inherent conflict of interest in the Board's recommendation in favor of the Reincorporation Proposal.

    8. INSPECTION OF SHAREHOLDERS' LIST. California law provides for an absolute right of inspection of a shareholders' list for persons holding 5% or more of the corporation's voting shares or persons holding 1% or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors. (Generally, a Schedule 14A must be filed by any shareholder engaged in the solicitation of proxies, as such terms are defined in the federal securities laws, in connection with a contested election of directors.) Delaware law gives any stockholder of record the right to inspect the stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting. Delaware law contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders. Importantly, under California law, California rules with respect to the inspection of shareholders' lists apply to any corporation such as the Company that, although incorporated outside California, has its principal executive offices in California or customarily holds meetings of its Board of Directors in California.

    9. PAYMENT OF DIVIDENDS. Delaware law permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal years (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value.

    Under California law, any distributions (including dividends and repurchases of shares) generally are limited either to retained earnings or to an amount that would leave the corporation with tangible assets in an amount equal to at least 125% of its tangible liabilities and with current assets in an amount at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such limitations are applied on a consolidated basis and are based upon the book value of assets determined in accordance with generally accepted accounting principles then applicable.

      The Company has not recently paid cash dividends nor does the Company intend to do so in the foreseeable future.

    10. INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of the Company might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of the Company, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

    11. SHAREHOLDER DERIVATIVE SUITS. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

    12. DISSOLUTION. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. The Company's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of the Company that had previously been approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

    Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporation transactions, dissenters and appraisal rights and inspection of corporate records.

         An exemption from Section 2115 is available for corporations if the holders of a majority of their shares reside outside of California. The Company will be exempt from

Section 2115 following the Merger because the holders of a majority of its outstanding shares reside outside of California.

                        OTHER BUSINESS

    Management knows of no other business which will be presented for consideration at the Annual Meeting, other than as stated in the notice of Annual Meeting. If, however, other matters properly are brought before the Annual Meeting, it is the intention of persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgement and in their discretion.

                            PAULA FINANCIAL

                            By: /s/ Bradley K. Serwin
                                ---------------------
                                Bradley K. Serwin
                                Secretary

Dated: March 24, 1997

                                 APPENDIX A

                               PAULA FINANCIAL

                           1997 STOCK INCENTIVE PLAN


         Section 1. PURPOSE OF PLAN

         The purpose of this 1997 Stock Incentive Plan ("Plan") of PAULA Financial (the "Company"), is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and key non-employee consultants ("Consultants") and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

         Section 2. PERSONS ELIGIBLE UNDER PLAN

         Any person who is an employee or director of, or Consultant to, the Company or any of its subsidiaries or affiliates (an "Eligible Person") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

         Section 3. AWARDS

         (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock of the Company or of any other class of security of the Company which is convertible into shares of the Company's Common Stock ("Shares") or
(ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a "Derivative Security," as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time. The entering into any such arrangement is referred to herein as the "grant" of an "Award."

         (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

         (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the Eligible Person.

         (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

              (i) provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or ofhcer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:

                   (A) the delivery of cash;

                   (B) the delivery of other property deemed acceptable by the Committee;

                   (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

                   (D) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

                   (E) the delivery of a promissory note of the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

              (ii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") shall be not less than the fair market value of a Share on the date such Award is granted;

              (iii) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

              (iv) provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

              (v) provisions required in order for such Award to qualify (A) as an incentive stock option under Section 422 of the Code {an "Incentive Stock Option"), (B) as "performance based compensation" under Section 162(m) of the Code, and/or (C) for an exemption from Section 16 of the Exchange Act; and/or

              (vi) provisions restricting the transferability of Awards or Shares issued under Awards.

         (e) Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option granted under the Plan shall provide:

               (i) that the exercise price thereof shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted;

              (ii) that the term of such option shall be ten years from the date of grant;

             (iii) that if the Eligible Person to whom such option was granted (the "Participant") ceases to be an Eligible Person for any reason other than death or disability, the option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Participant's status as an Eligible Person ceased, and that on the death or disability of a Participant the option shall become fully exercisable;

              (iv) that the option shall expire thirty (30) days after the Participant ceases to be an Eligible Person for any reason other than death or disability and shall expire one year after the Participant's death or disability; and

               (v) that the option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the lifetime of the Participant, the option shall be exercisable only by the Participant or the transferee under a domestic relations order.

         (f) The Committee may establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined below) selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied prior to payment or settlement of any Award that is intended by the Committee to satisfy the requirements for "performance-based compensation "under Code Section 162(m). For purposes of the Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award:
(i) cash flow, (ii) earnings per share (including earnings before interest, taxes and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin,
(xii) return on operating revenue, and (xiii) market share.

   Section 4. STOCK SUBJECT TO PLAN

         (a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 100,000. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

         (b) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 50,000.

         (c) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and not settled in cash or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

   Section 5. NATURE AND DURATION OF PLAN

         (a) This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees. This plan in intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933.

         (b) No Awards shall be made under this Plan after the tenth anniversary of the Effective Date of the Plan (as provided in Section 9). Although Shares may be issued after the tenth anniversary of the Effective Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the twentieth anniversary of the Effective Date.

   Section 6. ADMINISTRATION OF PLAN

         (a) This Plan shall be administered by one or more committees of the Board of Directors of the Company (the "Board") (any such committee, the "Committee"). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board:
(i) with respect to any Award for which such is necessary and desired for such. Award to be exempted by Rule 16b-3 of the Exchange Act, the Committee shall consist of the Board of directors or of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), (ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and
(iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an employee who has been granted or is eligible to be granted Awards under the Plan).

         (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

           (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Eligible Persons (including which consultants are "key consultants" eligible to receive awards under the Plan) and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

         (iii) grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

          (iv) at any time cancel an Award, with or without the consent of the holder thereof, and grant a new Award to such holder in lieu thereof, which new Award may be the same or a different type of Award, may be for a greater or lesser number of Shares, may have a higher or lower exercise or settlement price and otherwise may have similar or dissimilar terms to the cancelled Award;

          (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

       (vi) interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under the Plan and/or any Award granted under this Plan.

      (vii) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 10 hereof].

All decisions, determinations, and interpretations of the Committee shall bc final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

   (c) The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

   Section 7. ADJUSTMENTS

             If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of i shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan other than Incentive Stock Options and the exercise or settlement price of such Awards, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan; provided, however, that notwithstanding the foregoing, (A) such aggregate number of Shares shall be subject to adjustment under this Section 7 only to the extent that such will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code; and (B) the maximum number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options theretofore granted under this Plan and that may be subject to Incentive Stock Options thereafter granted under this Plan (which need not correspond to the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan) shall be determined under this Section 7 in a manner consistent with the requirements for Incentive Stock Options.

   Section 8. AMENDMENT AND TERMINATION OF PLAN

         The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with such law, rule or regulation.

   Section 9. EFFECTIVE DATE OF PLAN

         The Effective Date of this Plan shall be the date upon which it was approved by the Board, subject however to approval of the Plan by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the Company's annual meeting of stockholders.

   Section 10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

   Section 11. NO RIGHT TO COMPANY EMPLOYMENT

         Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

   Section 12. LIABILITY OF COMPANY

         The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

         (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

                                 APPENDIX B

           PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

     This Plan of Reorganization and Agreement of Merger (the "Merger Agreement") is made as of ___________, 1997, by and among PAULA Financial, a Delaware Corporation ("Surviving Company"), and PAULA Financial, a California Corporation ("Merging Company"). Surviving Company and Merging Company together are hereinafter sometimes referred to as "Constituent Corporations."

    WHEREAS, Surviving Company has an authorized capital stock consisting of 15,000,000 shares of Common Stock, $.01 par value, of which 100 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding;

    WHEREAS, Merging Company has an authorized capital stock consisting of 10,000,000 shares of Common Stock, without par value, of which [____________] shares are issued and outstanding and 5,000,000 shares of Preferred Stock, without par value, of which 941,177 shares are designated as Series A Preferred Stock and are outstanding;

    WHEREAS, the respective Boards of Directors of Surviving Company and Merging Company deem it advisable that Merging Company merge into Surviving Company upon terms and conditions herein provided (the "Merger") and have each approved this Merger Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree that in accordance with the California General Corporation Law, and the Delaware General Corporation Law, Merging Company shall be merged with and into Surviving Company in accordance with the following terms and conditions:

   1. MERGER. Effective upon the filing of this Merger Agreement, or such other certificates as may be properly filed in place thereof, under the California General Corporation Law and the Delaware General Corporation Law (the "Effective Date"), Merging Company and Surviving Company shall be merged with and into a single corporation, which shall be Surviving Company as the surviving corporation. The separate corporate existence of Merging Company shall cease on the Effective Date.

   2. ARTICLES/CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Surviving Company, as amended and in effect immediately prior to the Merger, shall continue to be the Certificate of Incorporation of Surviving Company after the Merger without change or amendment until further amended in accordance with the provisions thereof and applicable law.

      The Bylaws of Surviving Company, as amended and in effect immediately prior to the Merger, shall be the Bylaws of Surviving Company after the Merger, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

   3. DIRECTORS AND OFFICERS. The directors and officers of Surviving Company immediately prior to the Merger shall continue as the directors and officers, respectively, of the Surviving Company after the Merger to hold once until the expiration of their current terms, or their prior resignation, removal or death.


   4. SUCCESSION. On the Effective Date, Surviving Company shall succeed to Merging Company in the manner, of and as more fully set forth, in Section 259 of the Delaware General Corporation Law.

    5. FURTHER ASSURANCES. From time to time, as and when required by Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of Merging Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Merging Company, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Surviving Company are fully authorized in the name and on behalf of Merging Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    6. CAPITAL STOCK OF SURVIVING COMPANY. On the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of the Common Stock without par value, and of the Series A Preferred Stock without par value, of the Merging Company outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of the Common Stock, par value $.01 per share or the Series A Preferred Stock, par value $.01 per share, respectively, of the Surviving Company.

    7. COMMON STOCK OF MERGING COMPANY. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the Common Stock $.01 per share par value, of the Surviving Company outstanding immediately prior thereto shall be canceled.

    8. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates that prior to that time represented shares of the Common Stock or Series A Preferred Stock of the Merging Company shall be deemed for all purposes to evidence the same number of shares of Common Stock or Series A Preferred Stock, respectively, of the Surviving Company. The registered owner on the books and records of the Merging Company or its transfer agents of any such stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Company or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Company to which such person is entitled.

    9. OPTIONS AND WARRANTS. Upon the Effective Date, all outstanding and unexercised portions of all options and warrants to buy Common Stock of the Merging Company shall become options or warrants, respectively, to buy the same number of shares of Common Stock of the Surviving Company and, effective upon the Effective Date, the Surviving Company hereby expressly adopts and assumes all outstanding and unexercised portions of such options or warrants, respectively, and all obligations of the Merging Company with respect thereto.

   10. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned at the election of either of the Boards of Directors of the Merging Company or the Surviving Company, whether before or after approval of this Merger Agreement by the shareholders of the Merging Company or the Surviving Company, if either Board of Directors shall have determined that the Merger is not in the best interest of the Merging Company or the Surviving Company, respectively, or their respective shareholders.

   11. COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

   12. CONDITION. The consummation of the Merger is conditioned upon the prior receipt of all requisite approvals of the California Department of Insurance.

    IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors and shareholders of Surviving Company and Merging Company, is hereby executed on behalf of each of said corporations by their respective officers hereunto duly authorized.

PAULA FINANCIAL                  PAULA FINANCIAL
a California corporation         a Delaware corporation

By:                              By:
   ---------------------            ---------------------
    President                        President

ATTEST:                          ATTEST:


   ---------------------            ---------------------
         Secretary                      Secretary


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


















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


                          APPENDIX D

                        PAULA FINANCIAL
                    (A DELAWARE CORPORATION)
                            BYLAWS

                          ARTICLE I

                           OFFICES

         SECTION 1.01 REGISTERED OFFICE. The registered office of PAULA Financial (hereinafter called the Corporation) in the State of Delaware shall be at 9 East Loockerman Street, Dover, County of Kent, and the name of the registered agent in charge thereof shall be the National Registered Agents, Inc.

         SECTION 1.02 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

                                ARTICLE II

                           MEETINGS OF STOCKHOLDERS

         SECTION 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution. Unless otherwise indicated in the notice of the annual meeting of the stockholders, as provided in accordance with Section 2.04 of this Article II, the annual meeting of the stockholders shall be held each year at 4:00 PM on the fourth (4th) Wednesday in April; however, if this falls on a legal holiday, then the annual meeting shall be held on the next business day at the same time. Notwithstanding the above, the date so designated shall be within five (5) months after the end of the fiscal year of the Corporation and within fifteen (15) months after the last annual meeting of the stockholders. At each annual meeting of the stockholders, directors shall be elected, and any other proper business may be transacted.

         SECTION 2.02 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof. In the absence of any such designation, such meetings shall be held at the principal executive offices of the Corporation.

         SECTION 2.03 SPECIAL MEETINGS. A special meeting of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, or by the Chairman of the Board of Directors, or by the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the votes at any such meeting.

    If a special meeting is called by any person or persons other than the Board of Directors or the President or the Chairman of the Board, the request shall be in writing complying with Section 2.09 hereof and specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation.

    The officer receiving such request forthwith shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.04 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than ninety (90) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.03 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

    SECTION 2.04 NOTICE OF MEETINGS. Except as otherwise required by law or as set forth in Section 2.03 above, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

    SECTION 2.05 QUORUM. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 2.06  VOTING.

    (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:

        (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

         (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

    (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

    (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

    SECTION 2.07 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    SECTION 2.08 JUDGES. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at a meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

    SECTION 2.09 ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND OF STOCKHOLDER NOMINATIONS.

    (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.09(a). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (D) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the corporation. Notwithstanding anything in these Bylaws to the contrary-, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.09. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

    (b) Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; PROVIDED, HOWEVER, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a bolder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.09(b). The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

                                  ARTICLE III

                               BOARD OF DIRECTORS

    SECTION 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board.

    SECTION 3.02 NUMBER; ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall exclusively be fixed from time to time by the Board of Directors, except that in the absence of such designation, such number shall be nine. Each of the directors of the Corporation shall hold once until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

    (a) The directors who shall first take office after the filing of the Certificate of Incorporation of the Corporation ("Incorporation Date") shall serve until the first annual meeting of stockholders at which directors are elected following the Incorporation Date ("First Annual Meeting"). Effective at the First Annual Meeting, the Board shall be divided into three classes:
Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for a term ending at the second annual meeting held after the Incorporation Date, the directors first elected to Class II shall serve for a term ending at the third annual meeting held after the Incorporation Date, and the directors first elected to Class III shall serve for a term ending at the fourth annual meeting held after the Incorporation Date.

    (b) At each annual election held after the First Annual Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

    (c) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

    (d) During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for, pursuant to the provisions of such Preferred Stock or series; (2) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of such increase in the authorized number of directors; and (3) each such additional director shall serve until the annual meeting at which the term of office of his class shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

    SECTION 3.03. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only with cause, by the affirmative vote of the holders of a majority of the voting stock of the corporation.

    SECTION 3.04 STOCKHOLDER NOMINATIONS. Stockholder nominations for director shall be made in accordance with Section 2.09(b) hereof.

    SECTION 3.05 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 3.06 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board caused by death, resignation, disqualification, or any other cause, except as provided in this Section 3.06, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled exclusively by the affirmative vote of the majority of the then incumbent directors, although less than a quorum. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

    SECTION 3.07 PLACE OF MEETING, ETC. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver o f notice o f any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

    SECTION 3.08 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

    SECTION 3.09 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

    SECTION 3.10 SPECIAL MEETINGS. Special Meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any three directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    SECTION 3.11 QUORUM AND MANNER OF ACTING. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

    SECTION 3.12 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

    SECTION 3.13 COMPENSATION. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

    SECTION 3.14 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

    SECTION 4.01 NUMBER. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of this Article IV.

    SECTION 4.02 ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the election thereof. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

    SECTION 4.03 ASSISTANTS, AGENTS AND EMPLOYEES, ETC. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Financial Officers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

    SECTION 4.04 REMOVAL. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

    SECTION 4.05 RESIGNATIONS. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective

    SECTION 4.06 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

    SECTION 4.07 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the stockholders and at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties described in
Section 4.08 of this Article IV.

    SECTION 4.08 THE PRESIDENT. The President of the Corporation shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

    SECTION 4.09 THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. At 'the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

    SECTION 4.10 THE SECRETARY. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

    SECTION 4.11 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board. The Chief Financial Officer of this Corporation is, for purposes of giving reports or executing any certificates or other documents requiring the signature of the "Treasurer," deemed to be the Treasurer of this Corporation

    SECTION 4.12 COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

    SECTION 5.01 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

    SECTION 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

    SECTION 5.03 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Chief Financial Officer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the board) may endorse assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

    SECTION 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER

    SECTION 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Chief Financial Officer, acting as Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

    SECTION 6.02 TRANSFERS OF STOCK. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

    SECTION 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

    SECTION 6.04 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued. without requiring any bond when, in the judgment of the Board, it is proper so to do.

    SECTION 6.05  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                                INDEMNIFICATION

    SECTION 7.01 SCOPE OF INDEMNIFICATION. The Corporation shall indemnify and shall advance expenses (including attorneys' fees) to, in each case to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereinafter be amended (the "Delaware Law"), any person (or the estate of any person) who IS or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification and right to advancement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person to the fullest extent permitted by the Delaware Law, nor shall they be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    SECTION 7.02 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any. liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

    SECTION 7.03 CONSTITUENT CORPORATIONS. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

    SECTION 7.04  OTHER ENTERPRISES AND SERVING AT CORPORATION'S REQUEST.
For purposes of this Article, references to "other enterprises" shall include employee benefit plans; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

                                  ARTICLE VIII

                                  MISCELLANEOUS

    SECTION 8.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

    SECTION 8.02 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

    SECTION 8.03 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

    SECTION 8.04 CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of the Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

    SECTION 8.05 AMENDMENTS. These Bylaws, or any of them, except as specifically provided herein or in the Certificate of Incorporation, may be altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, PROVIDED, that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

                            CERTIFICATE OF SECRETARY

The undersigned, being the duly elected Secretary of PAULA Financial, a Delaware corporation, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation on ___________, 1997.


                                       -----------------
                                       Bradley K. Serwin

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

                                     APPENDIX C

                           CERTIFICATE OF INCORPORATION
                                         OF
                                  PAULA FINANCIAL

                                     ARTICLE I
                                NAME OF CORPORATION

                   The name of this Corporation is PAULA Financial.

                                     ARTICLE II
                                 REGISTERED OFFICE

    The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, and the name of its registered agent at that address is National Corporate Research, Ltd.

                                     ARTICLE III
                                       PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV
                               AUTHORIZED CAPITAL STOCK

    (a) The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share shall have a par value of $.01; and the total number of shares of Common Stock shall be Fifteen Million (15,000,000) and each such share shall have a par value of $.01.

    (b) The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

    (c) During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues, and notwithstanding anything in the Corporation's By-Laws to the contrary, (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (3) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death,resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

    (d) The Common Stock of the Corporation shall be issued in one class. Each share of the Common Stock shall be entitled to one vote on all matters presented to the stockholders of the Corporation, except when the holders of any Preferred Stock or any one or more series thereof, voting as a class, are entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so.

                                   ARTICLE V
                                 INCORPORATOR

    The name and mailing address of the incorporator of the Corporation is:

                                Jeanne Carnahan
                            Corporate Research, Ltd.
                            9 East Loockerman Street
                              Dover, Delaware 19901

                                   ARTICLE VI
                          BOARD POWER REGARDING BYLAWS

    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

                                  ARTICLE VII
                                   DIRECTORS

    (a) The number of directors of the Corporation shall be exclusively fixed from time to time by the Board of Directors, except that in the absence of such designation, such number shall be nine.

    (b) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

    (c) The procedures for the nomination and election of directors, other than as set forth in Section (b) above, shall be governed by Article III of the Bylaws of the Corporation.

                                  ARTICLE VIII
           LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

    To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.
If the Delaware Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be-eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended from time to time. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any amendment thereto, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under and agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                  ARTICLE IX
                                CORPORATE POWER

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X
                      CREDITOR COMPROMISE OR ARRANGEMENT

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XI
                               STOCKHOLDER ACTION

    Subject to the rights of holders of any series of Preferred Stock relating to the ability of such holders of such Preferred Stock to take action by a consent or consents in writing, no action required to be taken or which may be taken at any meeting of the stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing without a meeting to the taking of any action is denied; PROVIDED, that any such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors entitled to vote with respect to the subject matter thereof and delivered to the Corporation in the manner set forth in the bylaws of the Corporation.

                                 ARTICLE XII
                       AMENDMENT OF CORPORATE DOCUMENTS

    (a) CERTIFICATE OF INCORPORATION. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any

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agreement, and in addition to any voting rights granted to or held by the holders of any series of Common Stock or Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation (other than any Change that relates solely to Articles I, II or V hereof) must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of at least 66-2/3% of the outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article XII as one class ("Voting Shares"). Subject to the foregoing, the Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law.

    (b) BYLAWS. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of any series of Preferred Stock, any Change to Section 2.03, 2.08, 2.09, 3.01, 3.02, 3.03, 3.04, 3.06, 3.10, 4.04, 7.01, 7.02, 7.03 or 8.05 of the Bylaws of the
Corporation which Change is not unanimously approved by the directors of the Corporation then in office must be approved by the affirmative vote of at least 66-213% of the Voting Shares. Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make and file this certificate.


                                       ---------------------------------
                                       Jeanne Carnahan




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